Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of
  The SCO Group, Inc.
We consent to the incorporation by reference in Registration Statement Nos. 333-43822, 333-97865, 333-100105, 333-124101, 333-124102, 333-131349, 333-131350, 333-140285 and 333-140256 on Form S-8 and Registration Statement Nos. 333-130609 and 333-116732 on Form S-3 of The SCO Group, Inc. of our report dated January 28, 2008, with respect to the consolidated balance sheets of The SCO Group, Inc. and subsidiaries (debtors-in-possession) as of October 31, 2007 and 2006, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended October 31, 2007, and the financial statement schedule as of and for the years ended October 31, 2007, 2006 and 2005, which report appears elsewhere in this annual report on Form 10-K of The SCO Group, Inc. Our report dated January 28, 2008 with respect to the consolidated financial statements includes an explanatory paragraph relating to uncertainties as to the Company’s ability to continue as a going concern.
/s/ Tanner LC
Salt Lake City, Utah
January 28, 2008